	Equity interests (%)
Companies	12/31/2025	12/31/2024	Jurisdiction of Organization	Core business
Direct interest in subsidiaries: full consolidation
CSN Islands VII Corp.	100.00	100.00	Cayman	Financial transactions
CSN Inova Ventures	100.00	100.00	Cayman	Equity interests and financial transactions
CSN Islands XII Corp.	100.00	100.00	Cayman	Financial transactions
CSN Steel S.L.U.	100.00	100.00	Spain	Equity interests and financial transactions
TdBB S.A (*)	100.00	100.00	Panama	Equity interests
Sepetiba Tecon S.A.	99.99	99.99	Brazil	Port services
Minérios Nacional S.A.	99.99	99.99	Brazil	Mining and Equity interests
Companhia Florestal do Brasil	99.99	99.99	Brazil	Reforestation
Estanho de Rondônia S.A.	99.99	99.99	Brazil	Tin Mining
Companhia Metalúrgica Prada	99.89	99.89	Brazil	Manufacture of containers and distribution of steel products
CSN Mineração S.A.	69.01	69.01	Brazil	Mining
CSN Energia S.A.	99.99	99.99	Brazil	Sale of electric power
FTL - Ferrovia Transnordestina Logística S.A.	92.71	92.71	Brazil	Railroad logistics
Nordeste Logística S.A.	99.99	99.99	Brazil	Port services
CSN Inova Ltd.	100.00	100.00	Israel	Advisory and implementation of new development project
CBSI - Companhia Brasileira de Serviços de Infraestrutura	99.99	99.99	Brazil	Equity interests and product sales and iron ore
CSN Cimentos Brasil S.A.	99.99	99.99	Brazil	Cement manufacturing
Berkeley Participações e Empreendimentos S.A.	100.00	100.00	Brazil	Electric power generation and equity interests
CSN Inova Soluções S.A.	99.99	99.99	Brazil	Equity interests
CSN Participações I S.A	99.90	99.90	Brazil	Equity interests
CSN Participações III S.A	99.90	99.90	Brazil	Equity interests
CSN Participações IV S.A	99.90	99.90	Brazil	Equity interests
CSN Participações V S.A	99.90	99.90	Brazil	Equity interests
CSN Incorporação e Participações Ltda.	99.99	99.99	Brazil	Equity interests
Estrela Comércio e Participações S.A. (5)	70.00		Brazil	Equity interests
Circula Mais Serviços de Intermediação Comercial S.A.	0.10	0.10	Brazil	Commercial intermediation for the purchase and sale of assets and materials in general

Indirect interest in subsidiaries: full consolidation
Lusosider Projectos Siderúrgicos S.A.	100.00	100.00	Portugal	Equity interests and product sales
Lusosider Aços Planos, S. A.	100.00	100.00	Portugal	Steel and Equity interests
CSN Resources S.A.	100.00	100.00	Luxembourg	Financial transactions and Equity interests
Companhia Brasileira de Latas	99.89	99.89	Brazil	Sale of cans and containers in general and Equity interests
Companhia de Embalagens Metálicas - MMSA	99.88	99.88	Brazil	Production and sale of cans and related activities
Companhia de Embalagens Metálicas - MTM	99.88	99.88	Brazil	Production and sale of cans and related activities
CSN Productos Siderúrgicos S.L.	100.00	100.00	Spain	Financial transactions, product sales and Equity interests
Stalhwerk Thüringen GmbH	100.00	100.00	Germany	Production and sale of long steel and related activities
CSN Steel Sections Polska Sp.Z.o.o	100.00	100.00	Poland	Financial transactions, product sales and Equity interests
CSN Mining Holding, S.L.U.	69.01	69.01	Spain	Financial transactions, product sales and Equity interests
CSN Mining GmbH	69.01	69.01	Austria	Financial transactions, product sales and Equity interests
CSN Mining Asia Limited	69.01	69.01	Hong Kong	Commercial representation
Lusosider Ibérica S.A.	100.00	100.00	Portugal	Steel, commercial and industrial activities and equity interests
Companhia Siderúrgica Nacional, LLC	100.00	100.00	United States	Import and distribution/resale of products
Elizabeth Cimentos S.A.	99.99	99.99	Brazil	Cement manufacturing
Santa Ana Energética S.A.	99.99	99.99	Brazil	Electric power generation
Topázio Energética S.A.	99.99	99.99	Brazil	Electric power generation
Brasil Central Energia Ltda.	99.99	99.99	Brazil	Electric power generation
Circula Mais Serviços de Intermediação Comercial S.A.	99.90	99.90	Brazil	Commercial intermediation for the purchase and sale of assets and materials in general
Metalgráfica Iguaçu S.A	99.89	99.89	Brazil	Metal packaging manufacturing
Companhia Energética Chapecó	69.01	69.01	Brazil	Electric power generation
Companhia Estadual de Geração de Energia Elétrica - CEEE-G	100.00	100.00	Brazil	Electric power generation
Ventos de Vera Cruz S.A.	99.99	99.99	Brazil	Electric power generation
Ventos de Curupira S.A	99.99	99.99	Brazil	Electric power generation
Ventos de Povo Novo S.A.	99.99	99.99	Brazil	Electric power generation
MAZET Maschinenbau und Zerspanungstechnik Unterwellwnborn GmbH	100.00	100.00	Germany	Production and sale of long steel and related activities
CSN ITC Solutions AG (1)	55.21		Switzerland	Financial transactions, product sales and Equity interests
CSN Mining International GmbH	69.01	69.01	Switzerland	Commercial and representation of products
Gramperfil S.A. (2)	90.00	-	Portugal	Manufacturing and sale of metal profile
CSN International Steel GmbH	100.00	100.00	Switzerland	Commercial and representation of products
Tora Transportes Ltda (5)	70.00		Brazil	Road transport
Tora Locações S.A. (5)	70.00		Brazil	Road transport and automobile rental
FJX Transportes S.A. (5)	42.00		Brazil	Road transport and logistic
N. Minas Transportes e Locações Ltda. (5)	70.00		Brazil	Road transport and logistic
Saratoga Transportes Ltda (5)	70.00		Brazil	Road transport
Lokamig Rent a Car S.A. (5)	70.00		Brazil	Automobile rental
Seminovos Lokamig Ltda. (5)	70.00		Brazil	Automobile rental
Tora Logística Armazéns e Terminais Multimodais S.A. (5)	70.00		Brazil	Logistics
Tora Recintos Alfandegários S.A. (5)	70.00		Brazil	General storage operations and road transport
Tora Seminovos Comércio de Veículos Ltda. (5)	70.00		Brazil	Commercial and automobile rental
CSN Captive Insurance Company, LLC (6)	100.00		United States	Captive Insurance Company
Global Dot Com S.A (9)	80.00		Brazil	Information service provision
Galvacolor Jerez S.L.U.(8)	100.00		Spain	Transformation and commercialization of steel products

Direct interest in joint operations
Itá Energética S.A.	48.75	48.75	Brazil	Electric power generation

Direct interest in joint ventures: equity method
MRS Logística S.A. (10)	7.59	18.75	Brazil	Railroad transportation
Aceros Del Orinoco S.A. (*)	31.82	31.82	Panama	Dormant company
Transnordestina Logística S.A. (7)	33.89	48.03	Brazil	Railroad logistics
Equibras S.A. (11)	50.00	50.00	Brazil	Rental of commercial and industrial machinery and equipment

Indirect interest in joint ventures: equity method
MRS Logística S.A. (10)	20.64	12.93	Brazil	Railroad transportation

Direct interest in associates: equity method
Arvedi Metalfer do Brasil S.A.	20.00	20.00	Brazil	Metallurgy and Equity interests
Panatlântica S.A.	29.92	29.92	Brazil	Steel

Indirect interest in affiliates: equity method
Jaguari Energética S.A.	10.50	10.50	Brazil	Electric power generation
Chapecoense Geração S.A.	9.00	9.00	Brazil	Electric power generation
Companhia Energética Rio das Antas - Ceran	30.00	30.00	Brazil	Electric power generation
Foz Chapecó Energia S.A.	9.00	9.00	Brazil	Electric power generation

Exclusive Funds: full consolidation
Diplic II - Private credit balanced mutual fund	100.00	100.00	Brazil	Investment fund
Caixa Vértice - Private credit balanced mutual fund	100.00	100.00	Brazil	Investment fund
VR1 - Private credit balanced mutual fund	100.00	100.00	Brazil	Investment fund

Consortiuns
Consórcio Itaúba (3)	99.99	100.00	Brazil	Electric power generation
Consórcio Passo Real (4)	96.55	100.00	Brazil	Electric power generation
Consórcio da Usina Hidrelétrica de Igarapava	17.92	17.92	Brazil	Electric power generation
Consórcio Dona Francisca	15.00	15.00	Brazil	Electric power generation
(*) Dormant companies
(1) On March 5, 2025, CSN ITC Solutions AG ("CSN ITC”), a company in which the Company holds an indirect participation of 55.2% through its indirect subsidiary CSN Mining International GmbH, which in turns holds an 80% stake in CSN ITC, was incorporated. CSN ITC is located in Switzerland and was constituted as a corporation. CSN ITC's activities consist of the sale, distribution, and processing of iron ore and related products in key strategic expansion markets, with the objective of adding value to these products. It has been exploring and seeking out business opportunities in Switzerland and/or other countries,
(2) On March 23, 2025, Gramperfil S.A. (“Gramperfil”) was acquired through means of the Company’s direct subsidiary CSN Steel S.L. for a total amount of EUR 11.8 million. Gramperfil, which is located in Portugal, was constituted as a corporation, and produces, commercializes and processes metal profiles and accessories, in addition to importing and exporting such products for use in metallic structures and civil construction.
(3) On March 21, 2025, the “Primeiro Aditivo ao Termo de Constituição do Consórcio Itaúba” (First Amendment to the Consórcio Itaúba consortium’s incorporation agreement) was signed, through which the equity interest of the consortium members was redistributed. As a result of the amendment, CSN and CSN Cimentos Brasil S.A. now hold a 39.03% and 60.97% participation in the Consortium, respectively.
(4) On March 21, 2025, the “Primeiro Aditivo ao Termo de Constituição do Consórcio Passo Real” (First Amendment to the Consórcio Passo Real consortium’s incorporation agreement) was signed, through which there was a change in the equity interest of the consortium members. CSN's stake in the company increased from 46.97% to 56.40%, Elizabeth Cimentos S.A.’s stake increased from 28.18% to 24.14%. CSN Mineração S.A. came to hold 11.09% of Passo Real’s shares, and Minérios Nacional S.A. maintained its stake at 1.56%. Additionally, the following new consortium members joined the company: Companhia Metalúrgica Prada, with 3.36% of shares, Metalgráfica Iguaçu S.A., with 0.34% of shares, and Estanho de Rondônia S.A., with a 3.11% stake.
(5) On April 1, 2025, CSN acquired shares representing 70% of Estrela Comércio e Participações S.A.’s ("Estrela”) share capital for a total amount of R$ 752,494 million. Estrela is a holding company that maintains participations in the following companies: Tora Transportes Ltda., Tora Locações S.A., FJX Transportes S.A., N. Minas Transportes e Locações Ltda., Saratoga Transportes Ltda., Lokamig Rent a Car S.A., Seminovos Lokamig Ltda., Tora Logística Armazéns e Terminais Multimodais S.A., Tora Recintos Alfandegários S.A. and Tora Seminovos Comércio de Veículos Ltda. (“Grupo Estrela”), which subsequently became part of the series of companies indirectly controlled by CSN. Grupo Estrela, which is mainly located in Minas Gerais, maintains operations in the field of road transport.
(6) CSN Captive Insurance Company, LLC (“CSN Captive”) was incorporated on July 8, 2025, and its capital was paid in in full by the Company on August 29, 2025. CSN Captive, which is located in the United States, was incorporated as a limited liability company and its corporate purpose is to operate in the insurance market, providing insurance coverage to companies in which the Company holds a participation, as well as to third parties.
(7) On October 17, 2025, an increase in Transnordestina Logística S.A.’s share capital ("TLSA”) through the issuance of new shares and partial capitalization of credits arising from AFACs held by CSN against TLSA. This increase resulted in the payment of the amount of R$ 1,792,580 being provided, after which CSN came to hold 33.89% of TLSA's share capital.
(8) On November 18, 2025, the Company acquired Galvacolor Jerez, S.L.U. (“Galvacolor”), through its subsidiary CSN Steel S.L.U., for EUR 47 million. Located in Spain, Galvacolor is incorporated as a single-member limited liability company, and its corporate purpose involves the production of steel profiles and activities involved in the processing and sale of steel and smelting products.
(9) On December 5, 2025, the Company acquired control of Global Dot Com S.A. (“Global Dot”) and came to indirectly hold 80% of the company’s share capital stock through the subsidiaries CSN Inova Ventures (2.51%) and CSN Inova Soluções S.A. (77.49%). The acquisition was carried out through the conversion of a loan into shares, as well as the purchase of an additional interest totaling R$ 50.89 million. The Company previously held an investment in Global Dot, which was controlled at fair value. Located in the municipality of Barueri, in the State of São Paulo, Global Dot was constituted as a corporation and aims to provide fleet management services via integrated software.
(10) On December 18, 2025, the Agreement for the Purchase and Sale of Shares and Other Covenants was entered into by and between CSN Mineração and CSN, through which CSN Mineração acquired 974,851 common shares, 2,673,312 class A preferred shares and 27,333,064 class B preferred shares issued by MRS, representing 9.17% of MRS’s share capital, which were previously owned by CSN. In addition, on December 31, 2025, the Company completed the additional sale of 6,759,540 class B preferred shares issued by MRS to CMIN. Within this context, CSN became the direct holder of 25,636,431 common shares, representing 13.69% of the share capital entitling the respective holder to a right to vote and 7.59% of MRS’s share capital.
(11) Equimac S.A. changed its trade name during 4Q25 to "Equibras S.A.", and there were no changes in the Company's participation in this company.